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                                                                    Exhibit 23.1

                                    CONSENT


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 31, 2000 (except for Note 15, as to which the
date is May   , 2000), in Amendment No. 1 to the Registration Statement (Form
S-1 No. 333-30636) and related Prospectus of Medcite.com, Inc. for the registration of 9,200,000 shares of its common stock.


                                                       Ernst & Young LLP

New York, New York





     The foregoing consent is in the form that will be signed upon the stock split having been effected as described in Note 15 to the financial statements.


                                                       /s/ Ernst & Young LLP

New York, New York

April 4, 2000